Exhibit 99.2

Springleaf Holdings Announces Closing of OneMain Acquisition and Ticker Symbol Change

November 16, 2015 04:53 PM Eastern Standard Time

EVANSVILLE, Ind.--(BUSINESS WIRE)--Springleaf Holdings, Inc. (NYSE: LEAF) announced today that, on Sunday, November 15, 2015, it closed its previously announced acquisition of OneMain Financial Holdings, LLC from CitiFinancial Credit Company [for approximately $4.49 billion in cash], and has changed its corporate name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. OneMain Holdings, Inc. expects to begin trading on the New York Stock Exchange under the ticker symbol "OMF" at the start of trading Friday, November 27, 2015.

Contacts
Springleaf Holdings, Inc.
Craig Streem, 812-468-5752
SVP Investor Relations
craig.streem@springleaf.com